UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

PGI INCORPORATED
(Exact name of registrant as specified in its charter)

Florida	1-6471	59-0867735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 SOUTH CENTRAL, SUITE 304, ST. LOUIS, MO 63105

(Address of principal executive offices) (Zip Code)

(314) 512-8650

(Registrant’s telephone number, including area code)

_______________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 24.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

Effective December 21, 2022, the Officers and Directors of PGI Incorporated (“PGI” or the “Company”) have executed a Resolution to cease operations and allow the dissolution and wind up of its affairs.

The Resolution approves the sale of the Company’s last remaining parcel of value to Love Investment Company (“LIC”), a Missouri Corporation, as well as the Company’s primary preferred shareholder. The parcel is approximately seven acres located in Citrus County, Florida and was judged to be a “contaminated site” in May 1995 by the Florida Department of Environmental Protection “(FDEP”). After years of clean-up activities by the Company, FDEP advised in its May 8, 2020 Conditional Site Rehabilitation Completion Order that the Company had satisfied the rehabilitation requirements. During 2021 and 2022, the Company has marketed the parcel. During 2022, several unsuccessful third-party transactions indicate the parcel has an aggregate net value of no more than $200,000. There are no pending third party offers or apparent opportunities for sale.

The Board has accepted the LIC offer to purchase the respective seven-acre parcel for a purchase price of $200,000.00, consistent with the offer in the most recent failed sale transaction.

The Resolution further approves the net proceeds of the sale of the Citrus County Parcel to be paid in full settlement of the remaining aggregate balance of accrued interest of the Convertible Secured Debentures held by Love-1989 Florida Partners L.P., a Missouri limited partnership, an affiliate of the Company and to LIC in proportion to their respective outstanding balances which totals $52,709,836.

For many years, the Company’s independent accountants and management stated in its SEC filings that there was substantial doubt about the Company’s ability to continue as a going concern. In early 2019, the Board of Directors of PGI concluded that as of 2017, PGI met and continues to meet all conditions under which a registrant may be deemed an “Inactive Entity” as that term is defined or contemplated in Rule 3-11 of Regulation S‑X.

The Company has been administratively dissolved by the Florida Secretary of State for the 2022 calendar year. The costs of continued operations, including insurance, administrative expenses, SEC filings, tax return preparation and filing, and other expenses of the Company exceed any income to which the Company is or reasonably could be entitled. The net cash used in operating activities for the nine months ending September 30, 2022 was $38,000, with $23,000 used for the year ended December 31, 2021 and with $228,000 used for the year ended December 31, 2020. As of September 30, 2022, the Company had a cash balance of $20,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGI INCORPORATED

Date: December 27, 2022	By:	/s/ Andrew S. Love
Andrew S. Love Chairman of the Board and Secretary
Duly Authorized Officer

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